Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:          Investor Relations
Liolios Group, Inc.
Matt Glover
949-574-3860
IDSY@liolios.com

I.D. Systems Reports Fourth Quarter and Full Year 2015 Results

Woodcliff Lake, NJ — March 2, 2016 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for the Industrial Internet of Things, reported results for the three and twelve month periods ended December 31, 2015.

Fourth Quarter 2015 Financial Results
Revenue was $10.2 million versus $12.7 million in the fourth quarter of 2014. The decrease was primarily due to a 32% decrease in Vehicle Management Systems (VMS) revenue as the company transitioned sales and deployments to its new VAC4 product and pricing model, which was completed during the fourth quarter of 2015.

Recurring revenue increased 13% to $5.0 million (49% of total revenue) from $4.5 million (35% of total revenue) in the same period a year ago.

Gross margin improved 1,000 basis points to 45% from 35% in the same period a year ago. The improvement was primarily due to the increased efficiency in the company’s VAC4 installation and training process implemented in Q4 2015 and customers signing long-term, higher-margin service contracts.

Selling, general and administrative expenses decreased 28% to $4.5 million, compared to $6.3 million in the fourth quarter of 2014. The decrease was primarily due to headcount reductions and other cost-cutting measures implemented in the second half of 2015.

Research and development expenses were $1.1 million, compared to $2.4 million in the fourth quarter of 2014. The decrease was primarily attributable to the completion of product development projects related to the “I.D. Systems 2.0” strategic initiative.

Excluding stock-based compensation, depreciation and amortization, and non-recurring items, non-GAAP net loss totaled $433,000 or $(0.03) per basic and diluted share, an improvement from a non-GAAP net loss of $3.2 million, or $(0.27) per basic and diluted share, in the fourth quarter in 2014.

Net loss totaled $970,000 or $(0.08) per basic and diluted share, an improvement from net loss of $4.6 million, or $(0.38) per basic and diluted share, in the fourth quarter a year ago.

As of December 31, 2015, the company had $6.4 million in cash, cash equivalents and marketable securities, which was up 4% from $6.2 million at the end of the prior quarter. In the fourth quarter of 2015, the company generated $645,000 in cash flow from operations due to better working capital management. In December 2015, I.D. Systems secured a $7.5 million revolving credit facility, which provides the company with additional financial flexibility.

Full Year 2015 Financial Results
Revenue decreased 8% to $41.8 million from $45.6 million in 2014. The decrease was primarily due to a 27% decrease in VMS revenue as the company transitioned sales and deployments to its new VAC4 product and pricing model. The decrease in revenue was partially offset by a 13% increase in TAM revenue in 2015.

Recurring revenue increased 8% to $19.1 million (46% of total revenue) from $17.7 million (39% of total revenue) in 2014.

Gross margin was 41% compared to 44% in 2014. The decrease was primarily due to the VAC4 SaaS-based pricing model that has a lower upfront price but higher service margin. The company expects gross margin to improve as unit sales increase and customers sign long-term, higher margin service contracts.

Research and development expenses were $4.6 million, compared to $6.6 million in 2014. The decrease was primarily attributable to the completion of product development projects related to the “I.D. Systems 2.0” strategic initiative.

Selling, general and administrative expenses decreased 9% to $22.8 million from $25.1 million in 2014. The decrease was primarily attributable to headcount reductions and other cost-cutting measures.

Excluding stock-based compensation, depreciation and amortization, and non-recurring items, non-GAAP net loss totaled $7.5 million or $(0.59) per basic and diluted share, an improvement from a non-GAAP net loss of $7.6 million or $(0.63) per basic and diluted share in 2014.

Net loss totaled $10.0 million or $(0.79) per basic and diluted share, an improvement from a net loss of $11.6 million or $(0.96) per basic and diluted share in 2014.

Management Commentary
“During 2015, we made meaningful progress on our new key initiatives designed to optimize our internal processes, accelerate growth and reduce costs,” said I.D. Systems chairman and CEO, Kenneth Ehrman. “These efforts resulted in lower operating expenses and improved gross margins in Q4, which has made us a more efficient organization overall. In fact, our total operating expenses for the fourth quarter were at their lowest level in more than five years. We believe the company is now poised to reap the rewards of these changes, as sales and marketing successes are more scalable and profitable, which should result in higher revenue per employee at higher margins. Our recently announced contract wins underscore the progress we have made and reinforce our belief that these changes were important and beneficial.

“2015 was highlighted by several operational successes, including achieving record TAM unit sales since we acquired the Asset Intelligence business in 2010, implementing a new go-to-market strategy, as well as enhancing our VAC4 system. Customer response and take rate to the enhanced VAC4 system has been strong, with virtually no product returns or service calls. In fact, we experienced almost no customer attrition throughout the entire upgrade process. This achievement was the result of our sales and service teams who worked closely with customers during the process, along with the new dashboard solution we implemented for our operations, which provides real-time visibility into the status and system health of our deployed VMS units. Altogether, VAC4 is the most powerful, intuitive, easiest to install, and cost-effective solution in the industry to serve the large, growing market for industrial vehicle management systems.

“Along those lines, we continue to gain traction with the go-to-market strategy we implemented in Q3, which has resulted in key wins with existing and new customers, such as one of the world's largest automotive manufacturers. This new enterprise customer recently placed a series of purchase orders to outfit a portion of its North American-based industrial vehicles with our industry-leading PowerFleet VMS. While our relationship is still in the early stages, the foundation is in place for enterprise orders, which we believe represent the largest, single opportunity for I.D. Systems to date.

“Another significant opportunity for us is further developing our strategic channel partnership with Toyota Industrial Equipment to supplement our direct sales initiatives. We spent a large part of the year educating and training their sales team about our solutions, as well as implementing aftermarket distribution. Following the initial positive response from customers, Toyota has begun to secure orders for our solutions. We are encouraged by Toyota’s early success, and will continue to work closely with them to convert an expanding pipeline of opportunities into additional orders.

“We also completed the VAC4 customizations required to pursue the aviation vehicle telematics market. With two large customers now fully operational, we are in the lead position in this unpenetrated market. We also recently completed the development of our next-generation rental car automation solution. Built upon nearly 15 years of experience and IP in this industry, our connected car technology now uses cellular communication to automate the rental and return of cars. With these sizeable investments behind us, we expect to make significant progress in both of these unpenetrated markets during 2016.

“Looking ahead, our operational progress in the second half of 2015, along with our optimized cost structure, stable cash position and financial flexibility, as well as expanding sales pipeline, have set the stage for a strong 2016. Our success operationally will be measured by our ability to further penetrate our existing customer base and secure new enterprise customers, as well as leverage of our optimized and relatively fixed cost structure. In turn, this will help us achieve our financial goals for 2016, which includes driving revenue growth and achieving non-GAAP profitability for the full year. We believe our management team’s compensation structure is aligned with our shareholders. Specifically, cash incentive compensation is tied to the improvements in revenue and non-GAAP profitability.”

Investor Conference Call
Management will discuss the results of operations and business outlook on a conference call later today (March 2, 2016) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

I.D. Systems CEO Kenneth Ehrman, CFO Ned Mavrommatis, and COO Norm Ellis will host the call, followed by an analyst question and answer period.

The call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures
To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems
Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo.  The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations Data

	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
	(Unaudited)	(Unaudited)		(Unaudited)
Revenue:
Products	$8,160,000	$5,720,000	$28,403,000	$24,531,000
Services	4,585,000	4,437,000	17,230,000	17,253,000

	12,745,000	10,157,000	45,633,000	41,784,000
Cost of revenue:
Cost of products	6,734,000	4,375,000	19,458,000	18,018,000
Cost of services	1,584,000	1,189,000	6,169,000	6,743,000

	8,318,000	5,564,000	25,627,000	24,761,000

Gross profit	4,427,000	4,593,000	20,006,000	17,023,000

Operating expenses:
Selling, general and administrative expenses	6,334,000	4,549,000	25,094,000	22,750,000
Research and development expenses	2,386,000	1,093,000	6,649,000	4,556,000
Loss on settlement of finance receivable	441,000	-	441,000	-

	9,161,000	5,642,000	32,184,000	27,306,000

Loss from operations	(4,734,000)	(1,049,000)	(12,178,000)	(10,283,000)
Interest income	121,000	78,000	566,000	342,000
Other income, net	18,000	1,000	37,000	(11,000)

Net loss	$(4,595,000)	$(970,000)	$(11,575,000)	$(9,952,000)

Net loss per share - basic and diluted	$(0.38)	$(0.08)	$(0.96)	$(0.79)

Weighted average common shares outstanding - diluted and diluted	12,177,000	12,884,000	12,098,000	12,614,000

I.D. Systems, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015

Net loss attributable to common stockholders	$(4,595,000)	$(970,000)	$(11,575,000)	$(9,952,000)
Depreciation and amortization	550,000	161,000	2,216,000	718,000
Stock-based compensation	371,000	376,000	1,334,000	1,069,000
Loss on settlement of finance receivable	441,000		441,000
Non-recurring costs related to unconsummated strategic initiative	-	-	-	669,000

Non-GAAP loss	$(3,233,000)	$(433,000)	$(7,584000)	$(7,496,000)

Non-GAAP net loss per share - basic and diluted	$(0.27)	$(0.03)	$(0.63)	$(0.59)

I.D. Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Data

	December 31,
	2014	2015
ASSETS		(Unaudited)
Current assets:
Cash and cash equivalents	$5,974,000	$4,489,000
Restricted cash	303,000	304,000
Investments - short term	3,249,000	259,000
Accounts receivable, net	14,783,000	10,901,000
Financing receivables - current	1,898,000	1,950,000
Inventory, net	6,252,000	7,152,000
Deferred costs - current	2,183,000	3,310,000
Prepaid expenses and other current assets	1,767,000	2,263,000

Total current assets	36,409,000	30,628,000

Investments - long term	4,066,000	1,339,000
Financing receivables - less current portion	4,072,000	3,078,000
Deferred costs - less current portion	3,281,000	3,320,000
Fixed assets, net	1,520,000	3,119,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	977,000	842,000
Other assets	324,000	265,000

	$52,486,000	$44,428,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$10,102,000	$9,173,000
Capital lease obligation - current	149,000	-
Deferred revenue - current	6,742,000	7,383,000

Total current liabilities	16,993,000	16,556,000

Deferred rent	309,000	361,000
Deferred revenue - less current portion	7,929,000	6,941,000

	25,231,000	23,858,000
Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	124,000	129,000
Additional paid-in capital	106,272,000	110,116,000
Accumulated deficit	(75,176,000)	(85,128,000)
Accumulated other comprehensive loss	(375,000)	(500,000)
Treasury stock	(3,590,000)	(4,047,000)

Total stockholders’ equity	27,255,000	20,570,000
Total liabilities and stockholders’ equity	$52,486,000	$44,428,000

I.D. Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow Data

	Year Ended December 31,
	2014	2015
		(Unaudited)
Cash flows from operating activities:
Net loss	$(11,575,000)	$(9,952,000)
Adjustments to reconcile net loss to cash used in operating activities:
Inventory reserve	122,000	186,000
Stock based compensation	1,334,000	1,609,000
Depreciation and amortization	2,216,000	718,000
Bad debt reserve	853,000	326,000
Loss on settlement of finance receivable	441,000	-
Proceeds from sale of New Jersey net operating loss carryforward	63,000	-
Other non-cash items	18,000	106,000
Changes in:

Restricted cash	(3,000)	(1,000)
Accounts receivable	(6,293,000)	3,350,000
Proceeds from settlement of finance receivable	5,371,000	-
Financing receivables	2,535,000	943,000
Inventory	(1,218,000)	(1,086,000)
Prepaid expenses and other assets	(860,000)	(437,000)
Deferred costs	(491,000)	(1,166,000)
Deferred revenue	3,492,000	(347,000)
Accounts payable and accrued expenses	3,694,000	(1,151,000)

Net cash used in operating activities	(301,000)	(6,902,000)

Cash flows from investing activities:
Capital expenditures	(410,000)	(2,182,000)
Purchases of investments	(5,357,000)	(2,754,000)
Maturities of investments	5,187,000	8,434,000

Net cash provided by (used in) investing activities	(580,000)	3,498,000

Cash flows from financing activities:
Principal payments of capital lease obligation	(144,000)	(149,000)
Proceeds from exercise of stock options	460,000	2,006,000

Net cash provided by financing activities	316,000	1,857,000

Effect of foreign exchange rate changes on cash and cash equivalents	(43,000)	62,000
Net decrease in cash and cash equivalents	(608,000)	(1,485,000)
Cash and cash equivalents - beginning of period	6,582,000	5,974,000

Cash and cash equivalents - end of period	$5,974,000	$4,489,000